Exhibit 99.33


Silent Seconds
Aggregate

                                                               UPB             %
Silent Seconds (Only)                              $725,109,692.04        45.66%
Total (Entire Pool)                              $1,588,178,084.60

Resulting OCLTV
                                                                         OCLTV
Silent Seconds (Only)                                       99.28%
Total (Entire Pool)                                         91.96%